Exhibit 99.1

NEWS RELEASE

HECLA REPORTS 17.2 MILLION OUNCES OF SILVER AND 233,929 OUNCES OF GOLD PRODUCTION IN 2016

FOR IMMEDIATE RELEASE

January 10, 2017

COEUR D'ALENE, IDAHO -- Hecla Mining Company (NYSE:HL) today announced preliminary silver and gold production results¹ for the fourth quarter and full year 2016 that exceeded the Company’s expectations.

2016 HIGHLIGHTS (compared to 2015)

●	Silver production of 17.2 million ounces, a 48% increase.

●	Gold production of 233,929 ounces, a 24% increase.

●	Silver equivalent production of 46.1 million ounces, or gold equivalent production of more than 631,000 ounces, a 23% increase.[2]

●	Lead production increased 6% and zinc production decreased 2%.

●	Cash, cash equivalents and short-term investments of approximately $198 million at December 31, 2016, an increase of about $43 million for the year.

“The 17.2 million ounces of silver produced and the 46 million silver equivalent ounces produced mark the third consecutive year we have broken our 125-year production record, a result of our strategy of investing in organic growth,” said Phillips S. Baker, Jr., Hecla’s President and CEO. “Through the down cycle we continued to build our production capacity with the start up of San Sebastian, the development of the pit at Casa Berardi and the construction of the #4 Shaft at Lucky Friday. The performance of these investments plus the ongoing strong performance of Greens Creek allowed Hecla to generate substantial cash flows this year and we expect well into the future.”

Greens Creek

At the Greens Creek mine for 2016, 9.3 million ounces of silver were produced, the highest silver production since Hecla acquired 100% of the project in 2008, and 53,912 ounces of gold were produced. For the fourth quarter, 2.2 million ounces of silver and 14,415 ounces of gold were produced. Increased silver production for the year resulted from higher grades and higher recovery, and lower gold production resulted from lower grades. The mill operated at an average of 2,229 tons per day (tpd) in 2016.

(1)	See cautionary statement regarding preliminary statements at the end of this release.
(2)

Silver equivalent calculation based on average actual price for each metal in the respective year. For 2016, the average actual prices were: $17.10 for Ag, $1,248 for Au, $0.85 for Pb, and $0.95 for Zn. Guidance calculation based on the following prices: $17.25 for Ag, $1,225 for Au, $0.90 for Pb, and $1.00 for Zn.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com

Lucky Friday

At the Lucky Friday mine for 2016, 3.6 million ounces of silver were produced, the most in 16 years, and 874,019 ounces of silver were produced in the fourth quarter. The 19% increase in silver production for the year was due to higher mill throughput, grades and recoveries. The mill throughput increased 9%, from 736 tpd up to 803 tpd.

The #4 Shaft Project is essentially complete and the shaft is now operational.

Casa Berardi

At the Casa Berardi mine for 2016, 145,974 ounces of gold were produced, including 8,547 ounces from the East Mine Crown Pillar pit which began operating in July. For the fourth quarter, 41,692 ounces of gold were produced including 5,034 ounces from the East Mine Crown Pillar pit. The mill operated at an average of 2,726 tpd in 2016, a record.

San Sebastian

At the San Sebastian mine for 2016, 4.3 million ounces of silver and 34,042 ounces of gold were produced and, for the fourth quarter, 860,071 ounces of silver and 7,042 ounces of gold were produced. The mill operated at an average of 391 tpd in 2016.

PRODUCTION SUMMARY

	Fourth Quarter Ended			Twelve Months Ended

	December 31, 2016	December 31, 2015		December 31, 2016	December 31, 2015
PRODUCTION			Increase/ (Decrease)			Increase/ (Decrease)
Silver	3,976,551 oz.	3,644,309 oz.	9%	17,177,315 oz.	11,591,602 oz.	48%

Gold	63,149 oz.	60,350 oz.	5%	233,929 oz.	189,327 oz.	24%

Lead	10,631 tons	11,439 tons	(7%)	42,471 tons	39,965 tons	6%

Zinc	18,195 tons	19,036 tons	(4%)	68,516 tons	70,073 tons	(2%)

Greens Creek	2,232,855 silver oz.	2,568,025 silver oz.	(13%)	9,253,543 silver oz.	8,452,153 silver oz.	10%

Greens Creek	14,415 gold oz.	17,198 gold oz.	(16%)	53,912 gold oz.	60,566 gold oz.	(11%)

Lucky Friday	874,019 silver oz.	985,698 silver oz.	(11%)	3,596,009 silver oz.	3,028,134 silver oz.	19%

Casa Berardi	41,692 gold oz.	42,282 gold oz. [1]	(1%)	145,974 gold oz.	127,891 gold oz.	14%

San Sebastian	860,071 silver oz.	81,677 silver oz.[2]	N/A	4,294,123 silver oz.	81,677 silver oz.[1]	N/A

San Sebastian	7,042 gold oz.	869 gold oz.[2]	N/A	34,042 gold oz.	869 gold oz.[1]	N/A

(1)	Casa Berardi also produced 9,606 ounces of silver in the fourth quarter 2016 and 33,640 ounces of silver for 2016.
(2)	San Sebastian produced its first doré on December 22, 2015.

Hecla expects to report fourth quarter and 2016 financial results as well as its expectations for 2017 on February 23, 2017.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com

ABOUT HECLA

Founded in 1891, Hecla Mining Company (NYSE:HL) is a leading low-cost U.S. silver producer with operating mines in Alaska, Idaho and Mexico, and is a growing gold producer with an operating mine in Quebec, Canada. The Company also has exploration and pre-development properties in seven world-class silver and gold mining districts in the U.S., Canada, and Mexico, and an exploration office and investments in early-stage silver exploration projects in Canada.

Cautionary Statements Regarding Preliminary Results

All measures of the Company's fourth quarter and 2016 operating and financial results contained in this news release, including cash, cash equivalents and short-term investments, are preliminary and reflect the Company’s expected fourth quarter and 2016 results as of the date of this news release. Actual reported fourth quarter and full year 2016 results are subject to management's final review as well as review by the Company's independent registered public accounting firm and may vary significantly from those expectations because of a number of factors, including, without limitation, additional or revised information and changes in accounting standards or policies or in how those standards are applied.

Cautionary Statements Regarding Forward Looking Statements

Statements made or information provided in this news release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws. Words such as “may”, “will”, “should”, “expects”, “intends”, “projects”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements or forward-looking information include statements or information regarding estimates of silver production for 2016 on a consolidated basis and at each of the Greens Creek, Lucky Friday and San Sebastian mines, annual gold production for 2016 at Casa Berardi, and fourth quarter 2016 production. The material factors or assumptions used to develop such forward-looking statements or forward-looking information include that the Company’s plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated, to which the Company’s operations are subject.

Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals price volatility, volatility of metals production and costs, litigation, regulatory and environmental risks, operating risks, project development risks, political risks, labor issues, ability to raise financing and exploration risks and results. Refer to the Company's Form 10K and 10-Q reports for a more detailed discussion of factors that may impact expected future results. The Company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

For further information, please contact:

Mike Westerlund

Vice President – Investor Relations

800-HECLA91 (800-432-5291)

Investor Relations

Email: hmc-info@hecla-mining.com

Website: www.hecla-mining.com

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com